Execution Copy

WARRANT INSTRUMENT

CHINA ARCHITECTURAL ENGINEERING, INC.

US$10,000,000 VARIABLE RATE CONVERTIBLE BONDS DUE 2012

800,000 WARRANTS EXPIRING 2010

April 12, 2007

THIS WARRANT INSTRUMENT (this “Instrument”) is agreed on April 12, 2007

BETWEEN

(1)
CHINA ARCHITECTURAL ENGINEERING, INC., a company incorporated in the State of Delaware whose registered office is at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, c/o Corporation Service Company (the “Company”); and

(2)	ABN AMRO BANK, N.V. (the “Subscriber”).

WHEREAS

(A)
The Company, by resolution of the Directors (the “Directors’ Resolution”), has been authorised to create and issue warrants to subscribe for the Warrant Shares (as defined below) on the terms set out in this Instrument.

(B)
All the registered holders of shares in the Company have irrevocably waived all pre-emption rights conferred on them (whether by the Articles or otherwise) in relation to the issue of Warrants and shares in the Company pursuant to this Instrument.

(C)
The Warrants are the subject of an agency agreement dated April 12, 2007 (as amended from time to time, the “Warrant Agency Agreement”) between the Company and The Bank of New York, London Branch as agent (the “Agent” which expression includes any successor appointed from time to time in connection with the Warrants) and The Bank of New York in its capacity as registrar (the “Registrar”, which expression shall include any successor registrar appointed from time to time in connection with the Warrants).

(D)
Certain provisions of these Conditions are summaries of the Warrant Agency Agreement and subject to its detailed provisions. The Warrantholders are bound by, and are deemed to have notice of all the provisions of the Warrant Agency Agreement applicable to them. Copies of the Warrant Agency Agreement are available for inspection during normal business hours at the Specified Office of the Agent.

1.	INTERPRETATION

1.1	In this Instrument:

“Adjustment Event” means the occurrence of any of the events or corporate actions in Condition 9 that are prohibited without the Majority Warrantholders’ consent.

“Affiliate” means, in relation to a person, a Subsidiary or a Holding Company of that person and any other Subsidiary of a Holding Company of that person.

“Aggregate Subscription Rights” means the Subscription Rights attaching to all Warrants created and issued pursuant to this Instrument.

“AMEX” means The American Stock Exchange.

“Articles” means the memorandum and articles of association of the Company.

“Business Day” means a day (which for these purposes ends at 5.30 pm local time) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and the city or cities in which the specified offices of the Agent and Registrar are located other than a Saturday or Sunday.

“Certificate” in relation to a Warrant means a certificate substantially in the form set out in Schedule 1 evidencing the Subscription Rights and other rights from time to time vested in the Warrantholder.

“Clearstream” means Clearstream Banking, société anonym.

“Commencement Date” means October 12, 2008.

“Common Shares” means the shares of common stock of the Company as defined in and having attached to them the rights and privileges set out in the Articles.

“Conditional Notice of Exercise” means any Notice of Exercise the effectiveness of which is subject to a condition precedent which (as at the date of determination) has not been satisfied.

“Directors” means the members of the board of directors of the Company and “Director” means any one of them.

“Distribution” means any distribution or payment or benefit given by the Company of its assets, profits, reserves or capital to any of its shareholders in their capacity as shareholders after the date of this Instrument.

“Effective Date” means April 12, 2007.

“Euroclear” means Euroclear Bank S.A./N.A.

“Exercise Date” any date on which a Notice of Exercise is effective.

“Exercise Period” means the period from (and including) the Commencement Date to (and excluding) the Termination Date.

“Extraordinary Resolution” has the meaning given in paragraph 17 of Schedule 3.

“Group” means the Company and its Subsidiaries from time to time.

“Holding Company” means a company or corporation of which another company or corporation is a Subsidiary.

“Liquidation” means a dissolution and subsequent liquidation of the Company.

“Listing” means in relation to the Common Shares, a listing of the Common Shares on AMEX or any Alternative Stock Exchange.

“Majority Warrantholders” means the percentage required for the passing of binding resolutions pursuant to Paragraph 17 or 19 (as the case may be) of Schedule 3.

“Notice of Exercise” in relation to a Warrant, means a notice in the form set out as the schedule to the Certificate for that Warrant.

“Permitted Transferee” means any person permitted in accordance with the provisions of Condition 14.

“PRC” means the People’s Republic of China, excluding for purposes of this Instrument, Hong Kong Special Administrative Region, Macau Special Administrative Region and islands of Taiwan.

“Register” means the register of Warrantholders maintained pursuant to Condition 12.

“Specified Office” means, with respect to the Agent, 40th Floor, One Canada Square, London, E14 5AL, United Kingdom; and with respect the Registrar, 101 Barclay Street, 21st Floor, New York, NY 10286, United States of America, , or such other office as may be designated under the terms of the Warrant Agency Agreement.

“Subscription Price” means US$0.01 per Warrant Share subject to adjustment in accordance with Condition 9.

“Subscription Rights” means the rights for the time being conferred by a Warrant to subscribe for Warrant Shares.

“Subsidiary” of a company, corporation, partnership or similar entity means any company, corporation, partnership or similar entity:

(a)	which is controlled, directly or indirectly, by the first-mentioned company, corporation, partnership or similar entity;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company, corporation, partnership or similar entity; or

(c)	which is a Subsidiary of another Subsidiary of the first-mentioned company, corporation, partnership or similar entity.

“Termination Date” means the earlier to occur of: (1) April 11, 2010; (2) the date on which all Subscription Rights have been exercised in full; and (3) the date on which all Subscription Rights have lapsed in accordance with Conditions 11.3 hereof.

“Warrant” means each warrant of the Company created and issued under this Instrument including all Subscription Rights and other rights conferred by this Instrument and so that references to particular Warrants or to a specified number of Warrants (whether one or more) at any time are to be construed as a reference to a proportion of the Aggregate Subscription Rights represented by the Warrants in question.

“Warrantholder” in relation to a Warrant, means the person or persons in whose name the Warrant is registered in the Register.

“Warrantholder’s Share” in relation to a Warrantholder, means his portion of the Warrant Shares as shown in the Register.

“Warrant Shares” means the number of Common Shares for which 800,000 Warrants are exerciseable initially at a ratio of one Warrant for one Warrant Share subject to adjustment in accordance with the terms of this Instrument.

1.2	The Schedules form part of this Instrument and shall be construed and have the same full force and effect as if expressly set out in the body of this Instrument.

1.3	In this Instrument:

(a)	headings are inserted for convenience only and are to be ignored in construing this Instrument;

(b)	a reference to a recital, Condition or Schedule, unless stated otherwise, is a reference to a recital or Condition of, or a Schedule to, this Instrument;

(c)
reference to this Instrument or any other document shall be construed as a reference to this Instrument or that document as in force for the time being and as amended, varied, supplemented or novated in accordance with its terms and (where such consent is required by the terms of this Instrument as a condition to such amendment, variation, supplement or novation being made) the prior consent of an Extraordinary Resolution;

(d)
a reference to a “person” shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(e)
a reference to “control” with respect to a company, corporation, partnership or similar entity means that a person, company, corporation, partnership or other entity is able (directly or indirectly) to direct its affairs and/or to control the composition of its board of directors or equivalent body or to the extent relevant owns (directly or indirectly) a majority of any voting shares in such company, corporation, partnership or entity;

(f)
a reference to an enactment includes a reference to that enactment as re-enacted, amended or extended before the date of this Instrument and any subordinate legislation made before the date of this Instrument under it; and

(g)	wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural.

2.	CONSTITUTION AND FORM OF WARRANTS AND CERTIFICATES

2.1
On the Effective Date, in exchange for US$0.0001 per Warrant, the receipt and sufficiency of which are hereby acknowledged, the Company agrees to issue 800,000 Warrants to the Subscriber and provide to the Subscriber on that day the Certificate evidencing such Warrants required under Condition 2.6 below.

2.2
Pursuant to the Directors’ Resolution, the Company grants the right, exercisable on the terms and subject to the conditions set out in this Instrument, the Articles and applicable law, for each Warrantholder to subscribe in cash at the Subscription Price per Warrant Share for the number of Warrant Shares equal to the Warrantholder’s Share.

2.3	The Company agrees to comply with the provisions of this Instrument and specifically, but without limitation, give effect to all Subscription Rights.

2.4	This Instrument shall inure to the benefit of the Warrantholders and their subsequent successors or assignees.

2.5
The Warrants are to be in registered form and are to be transferable in accordance with Condition 12. The Warrants are issued subject to the Articles and otherwise on the terms of this Instrument which are binding upon the Company and each Warrantholder and all persons claiming through them.

2.6	Entitlement to the Subscription Rights and other rights attaching to the Warrants held by a Warrantholder are to be evidenced by the issue to the Warrantholder of a Certificate.

Warrants are being issued to Warrantholders outside the United States in reliance on Regulation S under the U.S. Securities Act 1933, as amended (the “Securities Act”) and will be represented by a Global Certificate. The Global Certificate will be deposited with, and registered in the name of a nominee for, a common depositary for Euroclear and Clearstream.

Ownership of beneficial interests in the Global Certificate will be limited to persons that have accounts with Euroclear or Clearstream or persons that may hold interests through such participants. Beneficial interests in the Global Certificate will be shown on, and transfers thereof will be effected through, records maintained in book-entry form by Euroclear, Clearstream and their participants as applicable. The Global Certificate will be exchangeable for Warrant Certificates in definitive form only in certain limited circumstances.

3.	SUBSCRIPTION RIGHTS

3.1	The Warrants shall vest on the Effective Date.

3.2	The Warrants shall lapse on the Termination Date.

4.	LISTING AND REGISTRATION

4.1	The Company hereby covenants to:

(a)	list the Warrant Shares on AMEX or any Alternative Stock Exchange within 365 days of the Effective Date;

(b)	register the Warrant Shares on an effective 1933 Act registration statement with the United States Securities and Exchange Commission on or prior to the Commencement Date; and

(c)	keep such registration statement effective and maintain such AMEX or any Alternative Stock Exchange listing until thirty (30) days after the Termination Date.

5.	EXERCISE OF SUBSCRIPTION RIGHTS

5.1	The Subscription Rights may be exercised in whole or in part on any one or more Business Days during the Exercise Period.

5.2
The Subscription Rights conferred by a Warrant may be exercised by the Warrantholder completing and duly executing a Notice of Exercise and lodging the relevant Certificate (with the relevant Notice of Exercise attached) at the Specified Office of the Agent together with a remittance for the total Subscription Price of the Warrant Shares in respect of which Subscription Rights are to be exercised.

5.3	Once lodged in accordance with Condition 5.2, a Notice of Exercise is (except to the extent specified in this Condition) irrevocable.

5.4
Subject to the Articles and compliance with any applicable law, regulatory requirement, judgment, order or decree, Warrant Shares shall be allotted, issued to and registered in the name of the Warrantholder or any Affiliate of the Warrantholder nominated by the Warrantholder in the relevant Notice of Exercise no later than 10 days after the Exercise Date.

5.5	Warrant Shares shall:

(a)	be allotted and issued fully paid;

(b)	rank pari passu in all respects from the effective date of issue with the shares of common stock of the Company then in issue;

(c)
be entitled to all dividends and Distributions paid on any date or by reference to any date on or after the Exercise Date or in the event of a Conditional Notice of Exercise on or after the date on which the condition is fully satisfied;

(d)	be issued in the form in force as at the date of this Instrument; and

(e)	otherwise have the rights and privileges prescribed in the Articles.

5.6
If Warrants are exercised or transferred (in accordance with Condition 12) in respect of part only of a Warrantholder’s Share while any Subscription Rights remain, the Company shall issue a new Certificate for the balance of the Warrantholder’s Share.

5.7
No fraction of a Warrant Share shall be issued on the exercise of a Warrant but, if more than one Warrant is exercised at the same time by the same Warrantholder, then, for the purpose of determining the number of Warrant Shares to be issued and whether any (and if so, what) fraction of a Warrant Share arises, the number of Warrant Shares arising on the exercise of each Warrant (including, for this purpose, fractions) shall be first aggregated.

6.	[Intentionally Omitted]

7.	COVENANTS

7.1
The Company agrees to pay (a) any and all stamp or other similar documentary taxes or duties (including any interest and penalties thereon or in connection therewith) payable in connection with the authorisation, issuance or delivery of the Warrants or any Warrant Shares, and the execution, delivery and performance of the Warrant Agency Agreement and this Instrument; and (b) any value added tax payable in connection with the commissions or other amounts payable or allowed under the Warrant Agency Agreement, this Instrument and the Company shall indemnify promptly upon demand the Subscriber and any other Warrantholders against any liabilities, losses, costs, expenses (including, without limitation, legal fees and value added tax thereon) and claims, actions or demands which it may incur as a result of or arising out of or in relation to any failure to pay or delay in paying any of the same.

7.2	While the Warrants are outstanding the Company will:

(a)
Keep available for issue and free from pre-emptive rights, out of its authorised but unissued share capital such number of Common Shares as will enable the Warrant Shares to be satisfied in full as and when the Subscription Rights may be exercised; and

(b)	Ensure that the directors of the Company have all necessary authorisations to allot such Common Shares at any time.

8.	WARRANTIES AND UNDERTAKINGS

On the date of this Instrument, the Effective Date, the date of any transfer or transmission of Warrants in accordance with Condition 12 and any Exercise Date, the Company represents and warrants to the Warrantholders and undertakes to procure that:

(a)
it is a corporation duly organised under the laws of its jurisdiction of incorporation with power to enter into this Instrument and to exercise its rights and perform its obligations hereunder and all corporate and other action (other than the passing of any applicable shareholders resolution on exercise of the Warrants) required to authorise its execution of this Instrument and its performance of its obligations hereunder have been duly taken;

(b)
all the registered holders of Common Shares in the Company have irrevocably waived all pre-emption rights conferred on them (whether by the Articles or otherwise) in relation to the issue of Warrants and Common Shares in the Company pursuant to this Instrument;

(c)
in any proceedings (whether arbitration or otherwise) taken in the United States or the PRC in relation to this Instrument, the choice of English law as the governing law of this Instrument and any arbitral award with respect to this Instrument obtained in the United Kingdom will be recognised and enforced in the United States or the PRC, after compliance with the applicable procedural rules in the United States or the PRC, as the case may be;

(d)
the Company’s use of the proceeds from the exercise of any Warrants will not conflict with, or result in a breach or violation of Rules and Regulations enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (the “OFAC Regulations”) by any of the parties to this Instrument and neither the Company nor any of its subsidiaries nor any director, officer, agent or employee of any of them, has been designated a sanctioned person under the OFAC Regulations;

(e)
neither the Company nor any of its subsidiaries is or will be an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the US Investment Company Act of 1940;

(f)
the Warrants, upon issue, will be issued to the Warrantholder in accordance with the constitution documents of the Company and any Warrant Shares to be allotted and issued upon exercise of the Warrants will rank pari passu in all respects inter se and with all other Common Shares then in issue;

(g)
each of the Warrants has been duly authorised by the Company and, when duly executed, issued and delivered in accordance with this Instrument will constitute valid, legally binding and enforceable obligations of the Company;

(h)
each of the Warrants and the Warrant Shares into which the Warrants are exercisable will, when issued, be free of all options, rights of pre-emption, rights to acquire, mortgages, charges, pledges, liens or other forms of security or encumbrances on, over or effecting any of them and no person is or shall be entitled to any of the foregoing;

(i)
it has the requisite power to and is and will at all relevant times be entitled to issue and sell each of the Warrants and the Warrant Shares into which the Warrants are exercisable under the terms set out herein; and

(j)	this Instrument has been duly authorized, executed and delivered by the Company and constitutes binding obligations on the Company in accordance with its terms.

9.	ADJUSTMENTS

9.1
The number of Warrant Shares issuable upon exercise of a Warrant (or any shares or other securities or property receivable or issuable upon exercise of a Warrant) and the Subscription Price are subject to adjustment upon occurrence of the following events:

(a)
The Subscription Price of a Warrant shall be proportionally decreased and the number of Warrant Shares issuable upon exercise of a Warrant (or any shares or other securities at the time issuable upon exercise of a Warrant) shall be proportionally increased to reflect any share split or subdivision of the Common Shares. The Subscription Price of a Warrant shall be proportionally increased and the number of Warrant Shares issuable upon exercise of a Warrant (or any shares or other securities at the time issuable upon exercise of a Warrant) shall be proportionally decreased to reflect any combination of the Common Shares.

(b)
In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Shares (or any shares or other securities at the time issuable upon exercise of the Warrant) payable in (a) shares or other securities of the Company or (b) assets, then, in each such case, a Warrantholder on exercise of a Warrant at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the Common Shares (or such other shares or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the shares or such other assets of the Company to which such Warrantholder would have been entitled upon such date if such Warrantholder had exercised such Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional shares available to it as aforesaid during such period giving effect to all adjustments called for by this Condition 9.

(c)
If the Company, by reclassification of shares or otherwise, shall change any of the shares as to which purchase rights under a Warrant exist into the same or a different number of shares of any other class or classes, a Warrant shall thereafter represent the right to acquire such number and kind of shares as would have been issuable as the result of such change with respect to the shares that were subject to the purchase rights under a Warrant immediately prior to such reclassification or other change and the Subscription Price therefore shall be equitably adjusted, all subject to further adjustment as provided in this Condition 9.

(d)
In case of any reorganization of the capital shares of the Company (other than a combination, reclassification or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that a Warrantholder shall thereafter be entitled to receive, upon exercise of a Warrant, during the period specified herein and upon payment of the Subscription Price then in effect, the number of shares or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the Common Shares deliverable upon exercise of a Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if such Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Condition 9. The foregoing provisions of this Condition 9.1(d) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the shares or securities of any other corporation that are at the time receivable upon the exercise of a Warrant. If the per-share consideration payable to a Warrantholder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of the Warrants with respect to the rights and interests of the Warrantholder after the transaction, to the end that the provisions of the Warrants shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of a Warrant.

9.2
In each case of any adjustment in the Subscription Price, or number or type of shares issuable upon exercise of a Warrant, the chief financial officer (or any person of an equivalent position) of the Company shall compute such adjustment in accordance with the terms of the Warrants and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Subscription Price. The Company shall promptly send (by facsimile or electronic mail, and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to each Warrantholder.

10.	[Intentionally Omitted]

11.	WINDING UP OF THE COMPANY

11.1
The Warrantholders shall be (i) notified by the Company of and invited to attend any general shareholder’s meeting of the Company having on its agenda the possible voluntary winding up or dissolution of the Company by operation of law, and (ii) notified by the Company as soon as reasonably practicable of any order of involuntary winding up or dissolution of the Company.

11.2
In the event of a winding up or dissolution of the Company, each Warrantholder shall be deemed to have exercised all Warrants held by it and it shall be treated as if it had been a holder of Warrant Shares equal to the entitlement under its Subscription Rights prior to any order or resolution for the winding up or dissolution of the Company and to receive out of the proceeds of the reimbursement of the Company’s share capital and the distribution of any liquidation surplus any sum to which it is entitled to as the holder of those Warrant Shares (or would be entitled if the Warrantholder’s Subscription Rights had been so exercised).

11.3	Subject to compliance with this Condition 11 the Warrants and the Subscription Rights shall lapse on liquidation of the Company.

12.	TRANSFER AND TRANSMISSION OF WARRANTS

12.1
The Company shall cause a register (the “Register”) to be kept at the specified office of the Registrar in which will be entered the names and addresses of the Warrantholders and the particulars of the Warrants held by them and all transfers and any exercise of the Warrants.

12.2
Warrants may, subject to the terms of the Warrant Agency Agreement and to the Conditions below be transferred in whole or in part in an authorised denomination by lodging the relevant Warrant Certificate (with the form of application for transfer in respect thereof duly executed and duly stamped where applicable) at the specified office of the Registrar or Agent.

12.3
No transfer of a Warrant will be valid unless and until entered on the Register. A Warrant may be registered only in the name of, and transferred only to, a named person (or persons, not exceeding four in number).

12.4
The Registrar will within five Business Days (as defined below) of any duly made application for the transfer of a Warrant, deliver a new Warrant Certificate to the transferee (and, in the case of a transfer of part only of a Warrant, deliver a Warrant Certificate for the untransferred balance to the transferor), at the specified office of the Registrar, or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary mail, at the expense of the transferee or, as the case may be, the transferor) mail the Warrant by insured mail to such address as the transferee or, as the case may be, the transferor may request.

12.5
Any transfer will be effected without charge subject to (i) the person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith, (ii) the Registrar being satisfied with the documents of title and/or identity of the person making the application and (iii) such reasonable regulations as the Company may from time to time agree with the Registrar and the Agent.

12.6
Neither the Company nor the Registrar will be required to register the transfer of any Warrant (or part thereof) following the Exercise Date with respect to such Warrant, except to the extent any unexercised Subscription Rights may be transferred (and in that case the transfer may be registered instead of or after issuance of a new Certificate showing the balance of such Warrantholder’s Share).

12.7
All transfers of Warrants and entries on the Register will be made subject to the detailed regulations concerning transfer of Warrants in the Warrant Agency Agreement. The regulations may be changed by the Company to reflect changes in legal requirements or in any other manner which is not prejudicial to the interests of Warrantholders with the prior approval of the Registrar and the Agent.

13.	MEETINGS OF WARRANTHOLDERS

13.1	The provisions of Schedule 3 apply in relation to meetings of Warrantholders.

13.2
Any right for the time being attached to the Warrants (including the Subscription Rights) may from time to time (whether or not the Company is being wound up) be altered or abrogated at the instigation or with the approval of the Company with the prior sanction of the Majority Warrantholders.

14.	INFORMATION RIGHTS OF WARRANTHOLDERS

14.1
The Company shall send to each Warrantholder a copy of its annual report, annual audited accounts and all documents required by law to be annexed to it and copies of each statement, notice or circular issued to the holders of Common Shares concurrently with the issue of such documents to such holders.

14.2	The Warrantholders shall be entitled to attend all meetings of the Company's shareholders are but shall not be entitled to vote in their capacity as Warrantholders.

14.3
Each Warrantholder shall keep confidential any information received by it in its capacity as a Warrantholder which is of a confidential nature, provided however that a Warrantholder may disclose any such information:

(a)	to an actual or potential assignee or transferee, or their advisers subject to such person undertaking a duty of confidentiality to the Company on similar terms; or

(b)	to the extent the information is already in the public domain; or

(c)	if required by law, any court or other proceedings, or any regulatory or other governmental authority; or

(d)	to its advisers in connection with any action or proposed or contemplated action under or pursuant to this Instrument.

15.	REPLACEMENT CERTIFICATES

If a Certificate is mutilated, defaced, lost, stolen or destroyed, it will be replaced at the specified office of the Registrar or the Agent upon payment by the claimant of such reasonable costs as may be incurred in connection with that replacement and on such terms as to evidence and indemnity as the Company may reasonably require. A mutilated or defaced Certificate shall be surrendered before a replacement is issued. Any issue of a new Certificate pursuant to this Condition shall be noted by the Registrar with full particulars on the Register, including details of any indemnity required in relation thereto.

16.	NOTICES

Each notice to Warrantholders required for the purposes of any provision of this Instrument shall be given in accordance with the Articles as if the Warrantholder was a shareholder of the Company.

So long as any of the Warrants are represented by the Global Certificate, notices required to be given to Warrantholders holding Warrants represented by such Global Certificate in accordance with this Condition may be given by delivery of the relevant notice to the Euroclear operator and Clearstream (as if the Warrantholders) for communication by them to the relevant accountholders.

17.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person other than a Warrantholder who is not a party to this Instrument shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Instrument. This Condition does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

18.	GOVERNING LAW AND JURISDICTION

18.1	This Instrument and the Warrants are governed by, and construed in accordance with, English law.

18.2
The Company and each Shareholder irrevocably agrees for the benefit of each of the Warrantholders that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Instrument (respectively “Proceedings” and “Disputes”) and, for such purposes, irrevocably submits to the jurisdiction of such courts.

18.3
The Company and each Shareholder irrevocably waives any objection which it might now or hereafter have to Proceedings being brought or Disputes settled in the courts of England and agrees not to claim that any such court is an inconvenient or inappropriate forum.

18.4
The submissions to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of the Warrantholders or any of them to take Proceedings against any of the Company or the Shareholders in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

18.5
The Company and each Shareholder hereby consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

18.6
The Company and each Shareholder agrees that the Warrantholders or any of them may elect by written notice that any Dispute shall be finally settled by arbitration in accordance with the Rules of the London Court of International Arbitration (the “LCIA”) as at present in force and as modified by this Condition 18.6 (the “Rules”), which Rules shall be deemed incorporated in this Instrument. The number of arbitrators shall be three. The parties may nominate and the LCIA Court may appoint arbitrators from among the nationals of any country, whether or not a party is a national of that country. Each arbitrator appointed shall be an attorney experienced in international securities transactions. The seat of arbitration shall be London, England and the language of arbitration shall be English. Sections 45 and 69 of the Arbitration Act 1996 shall not apply.

18.7	Without prejudice to any other mode of service allowed under any relevant law, the Company and each Shareholder:

(a)
irrevocably appoints The London Law Agency of 69 Southampton Row, London WC1B 4ET, United Kingdom, as its agent for service of process in relation to any Proceedings before the English courts in connection with this Instrument; and

(b)	agrees that failure by a process agent to notify the Company or that Shareholder of any Proceedings will not invalidate the Proceedings concerned

18.8
To the extent that the Company may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets or revenues such immunity (whether or not claimed), such person hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

[Remainder of Page Intentionally Left Blank]

IN WITNESS whereof this Instrument has been executed as an agreement on the date first above written.

The Company

CHINA ARCHITECTURAL ENGINEERING, INC.

By:	/s/ Luo Ken Yi
Name: Luo Ken Yi
Title: Chief Executive Officer, Chief Operating Officer and Chairman of the Board

The Subscriber

ABN AMRO BANK N.V.

By:	[SIGNATURE OF AUTHORIUZED PERSON]
Name:
Title:

Signature Page of
Warrant Instrument

SCHEDULE 1

FORM OF GLOBAL CERTIFICATE

ISIN:                   ●
Common Code: ●

CHINA ARCHITECTURAL ENGINEERING, INC.
(Incorporated under the laws of the State of Delaware)

Warrants to Subscribe for Warrant Shares

GLOBAL CERTIFICATE

1.	Introduction: This Global Certificate is issued in respect of 800,000 Warrants (the “Warrants”) of China Architectural Engineering, Inc. (the “Issuer”).

The Warrants are constituted under a Warrant Instrument dated [•] 2007 (the “Instrument”), and are the subject of an agency agreement dated [•], 2007 (as amended or supplemented from time to time, the “Agency Agreement”) and made between the Issuer, The Bank of New York, as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Warrants), and The Bank of New York, London Branch as agent (the “Agent”, which expression includes any successor agents appointed from time to time in connection with the Warrants). Terms not defined herein shall have the meaning specified in the Instrument.

2.
References to Conditions: Any reference herein to the “Conditions” is to the terms and conditions of the Warrants and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof.

3.	Registered holder: This is to certify that:

[The Bank of New York Depositary (Nominees) Limited] is the person registered in the register maintained by the Registrar in relation to the Warrants (the “Register”) as the duly registered holder (the “Holder”) of:

800,000

WARRANTS

granting the right to subscribe in cash for fully paid Warrant Shares at the Subscription Price per Warrant set out below subject to the Issuer’s By-laws and otherwise on the terms and conditions set out in the Instrument.

Subscription Price
payable on exercise:	US$0.01 per Warrant Share, subject to adjustment as set out in the Instrument.

4.	Promise of the Issuer: The Issuer, for value received, hereby promises to give effect to all Subscription Rights all subject to and in accordance with the Conditions.

5.
Transfers in Whole: Transfers of this Global Certificate shall be limited to transfers in whole, but not in part, to nominees of a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or to a successor of such common depositary or to such successor’s nominee.

6.
Exchange for Individual Warrant Certificates: This Global Certificate will be exchanged in whole (but not in part) for duly authenticated and completed individual Warrant certificates (“Individual Warrant Certificates”) in substantially the form (subject to completion) set out in Schedule 2 to the Instrument if Euroclear and/or Clearstream is closed for business for a continuous period of fourteen (14) days (other than by reason of legal holidays) or announces an intention permanently to cease business.

Such exchange shall be effected in accordance with paragraph 7 (Delivery of Individual Warrant Certificates). The Issuer shall notify the Holder of the occurrence of any of the events specified above as soon as practicable thereafter.

7.
Delivery of Individual Warrant Certificates: Whenever this Global Certificate is to be exchanged for Individual Certificates, such Individual Certificates shall be issued in an aggregate number of Warrants equal to the number of Warrants represented by this Global Certificate within five (5) business days of the delivery, by or on behalf of the Holder, Euroclear and/or Clearstream to the Registrar of such information as is required to complete and deliver such Individual Certificates (including, without limitation, the names and addresses of the persons in whose names the Individual Certificates are to be registered and the number of Warrants held by such person) against the surrender of this Global Warrant Certificate at the Specified Office (as defined in the Conditions) of the Registrar. Such exchange shall be effected in accordance with the provisions of the Agency Agreement and the regulations concerning the transfer and registration of Warrants scheduled thereto and, in particular, shall be effected without charge to any Holder, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

8.
Conditions apply: Save as otherwise provided herein, the Holder of this Individual Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Individual Certificate, any reference in the Conditions to “Certificate” or “Certificates” shall, except where the context otherwise requires, be construed so as to include this Individual Certificate.

9.
Notices: Notwithstanding Condition 6 (Notices), so long as this Global Certificate is held on behalf of Euroclear and/or Clearstream or any other clearing system (an “Alternative Clearing System”), notices to Holders of Warrants represented by this Global Certificate (“Warrantholders”) may be given by delivery of the relevant notice to Euroclear and/or Clearstream or (as the case may be) such Alternative Clearing System.

10.	Meetings: The Holder of this Global Certificate shall be treated at any meeting of Warrantholders as having one (1) vote in respect of each Warrant for which this Global Certificate may be exchanged.

11.
Contracts (Rights of Third Parties) Act 1999: No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Certificate but this does not affect any right or remedy of a third party which exists or is available from that Act.

12.
Payment: Delivery of Warrant Shares in respect of Warrants represented by this Global Certificate will be made against presentation for endorsement and if no further delivery of Warrant Shares falls to be made in respect of any Warrants, surrender of this Global Certificate at the Specified Office of any Agent.

13.
Determination of entitlement: This Global Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to deliver the Warrant Shares in respect of this Global Certificate.

14.	Authentication: This Global Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York, as registrar.

15.	Governing law: This Global Certificate is governed by, and shall be construed in accordance with, English law.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

CHINA ARCHITECTURAL ENGINEERING, INC.

By:
[manual or facsimile signature]
(duly authorised)

ISSUED on [·], 2007

AUTHENTICATED for and on behalf of THE BANK OF NEW YORK as registrar without recourse, warranty or liability

By:
[manual signature]
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED ___________________________, being the registered holder of this Global Certificate, hereby transfers to
_______________________________________________________________of___________________________________,  ____________________________________________________________________________________________________ __________________________________________________________________________________[●] Warrants (the “Warrants”) of China Architectural Engineering, Inc. (the “Issuer”) and irrevocably requests and authorises The Bank of New York in its capacity as Registrar, in relation to the Warrants (or any successor to The Bank of New York in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated: ____________________

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Global Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g., executor.

(b)
The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar or the Agent may require.

(c)	Any transfer of Warrants shall be in an amount equal to 10,000 Warrants or integral multiples of 10,000 Warrants in excess thereof.

[Attached to the Global Certificate:]

[Terms and Conditions as set out in the Warrant Instrument]

[At the foot of the Terms and Conditions:]

AGENT	REGISTRAR
The Bank of New York, London Branch 40th Floor, One Canada Square London, E14 5AL, United Kingdom	The Bank of New York 101 Barclay Street, 21st Floor, New York NY 10286, United States of America

SCHEDULE TO THE GLOBAL CERTIFICATE

NOTICE OF EXERCISE

To:      The Directors
CHINA ARCHITECTURAL ENGINEERING, INC.

We exercise our Subscription Rights representing [•] Warrant Shares and attached to this Notice of Exercise a bankers draft for [●], being the total Subscription Price payable in respect thereof.

Signed by
Print Name
for and on behalf of	(Warrantholder)
Full Name
Address

We direct you to allot the Warrant Shares to be issued pursuant to this Notice in the following numbers to the following proposed allottees:

	No. of Shares	Name of Proposed Allottee	Address of Proposed Allottee
1.

2.

3.

4.

5.

6.

We request that share certificates for the Warrant Shares to be issued pursuant to this Notice of Exercise be sent by [courier/registered post/other] at our risk to us at the first address shown above or to the Agent. We agree that these Warrant Shares are allotted and issued subject to the Issuer’s By-laws.

Signed
Full Name
Address

Lodged by: (the Agent to whom share certificate(s) should be sent).

Name of Agent
Address

SCHEDULE 2

FORM OF INDIVIDUAL CERTIFICATE

Certificate No:  [●]

Date of issue:  [●]

CHINA ARCHITECTURAL ENGINEERING, INC.
(Incorporated under the laws of the State of Delware)

Warrants to Subscribe for Warrant Shares

INDIVIDUAL CERTIFICATE

1.	Introduction: This Individual Certificate is issued in respect of [•] Warrants (the “Warrants”) of China Architectural Engineering, Inc. (the “Issuer”).

The Warrants are constituted under a Warrant Instrument dated [•], 2007 (the “Instrument”), and are the subject of an agency agreement dated [•], 2007 (as amended or supplemented from time to time, the “Agency Agreement”) and made between the Issuer, The Bank of New York, as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Warrants), and The Bank of New York, London Branch as principal paying and transfer agent (the “Agent”, which expression includes any successor agents appointed from time to time in connection with the Warrants). Terms not defined herein shall have the meaning specified in the Instrument.

2.
References to Conditions: Any reference herein to the “Conditions” is to the terms and conditions of the Warrants and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof.

3.	Registered holder: This is to certify that:

________________________________

of ________________________________

_____________________________

is the person registered in the register maintained by the Registrar in relation to the Warrants (the “Register”) as the duly registered holder (the “Holder”) of:

[●]

WARRANTS

Warrant granting the right to subscribe in cash for fully paid Warrant Shares at the Subscription Price per share set out below subject to the Issuer’s By-laws and otherwise on the terms and conditions set out in the Instrument.

Subscription Price payable on exercise: US$0.01 per Warrant Share, subject to adjustment in accordance with the Instrument.

4.	Promise of the Issuer: The Issuer, for value received, hereby promises to give effect to all Subscription Rights all subject to and in accordance with the Conditions.

5.
Conditions apply: Save as otherwise provided herein, the Holder of this Individual Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Individual Certificate, any reference in the Conditions to “Certificate” or “Certificates” shall, except where the context otherwise requires, be construed so as to include this Individual Certificate.

6.
Meetings: The Holder of this Individual Certificate shall be treated at any meeting of Warrantholders as having one (1) vote in respect of each Warrant for which this Individual Certificate may be exchanged.

7.
Contracts (Rights of Third Parties) Act 1999: No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Individual Certificate but this does not affect any right or remedy of a third party which exists or is available from that Act.

8.
Payment: Delivery of Warrant Shares in respect of Warrants represented by this Individual Certificate will be made against presentation for endorsement and if no further delivery of Warrant Shares falls to be made in respect of any Warrants, surrender of this Individual Certificate at the Specified Office of any Agent.

9.
Determination of entitlement: This Individual Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to deliver Warrant Shares in respect of this Individual Certificate.

10.	Authentication: This Individual Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York, as registrar.

11.	Governing law: This Individual Certificate is governed by, and shall be construed in accordance with, English law.

AS WITNESS the manual or facsimile signature of an Individual duly authorised person on behalf of the Issuer.

CHINA ARCHITECTURAL ENGINEERING, INC.

By:

[manual or facsimile signature]
(duly authorised)

ISSUED on [•], 2007

AUTHENTICATED for and on behalf of
THE BANK OF NEW YORK
as registrar without recourse, warranty
or liability

By:

[manual signature]
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED ___________________________, being the registered holder of this Individual Certificate, hereby transfers to
_______________________________________________________________of___________________________________,  ____________________________________________________________________________________________________
____________________________________________________________________________________________________
__________________________________________________________________________________,  [●] Warrants (the “Warrants”) of China Architectural Engineering, Inc. (the “Issuer”) and irrevocably requests and authorises The Bank of New York in its capacity as Registrar, in relation to the Warrants (or any successor to The Bank of New York in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated: ____________________

By: ______________________

(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Individual Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g., executor.

(b)
The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar or the Agent may require.

(c)	Any transfer of Warrants shall be in an amount equal to [●] Warrants or integral multiples of [●] Warrants in excess thereof.

[Attached to the Individual Certificate:]

[Terms and Conditions as set out in the Warrant Instrument]

[At the foot of the Terms and Conditions:]

AGENT	REGISTRAR
The Bank of New York, London Branch 40th Floor, One Canada Square London, E14 5AL, United Kingdom	The Bank of New York 101 Barclay Street, 21st Floor, New York NY 10286, United States of America

SCHEDULE TO THE CERTIFICATE

NOTICE OF EXERCISE

To:	The Directors
CHINA ARCHITECTURAL ENGINEERING, INC.

We exercise our Subscription Rights representing [•] Warrant Shares and attached to this Notice of Exercise a bankers draft for [●], being the total Subscription Price payable in respect thereof.

Signed by
Print Name
for and on behalf of	(Warrantholder)
Full Name
Address

We direct you to allot the Warrant Shares to be issued pursuant to this Notice of Exercise in the following numbers to the following proposed allottees:

	No. of Shares	Name of Proposed Allottee	Address of Proposed Allottee
1.

2.

3.

4.

5.

6.

We request that share certificates for the Warrant Shares to be issued pursuant to this Notice of Exercise be sent by [courier/registered post/other] at our risk to us at the first address shown above or to the agent lodging the Individual Certificate as mentioned below. We agree that these shares are allotted and issued subject to the Issuer’s By-laws.

Signed
Full Name
Address

Lodged by: (agent to whom share certificate(s) should be sent).

Name of Agent
Address

SCHEDULE 3

PROVISIONS AS TO MEETINGS AND
RESOLUTIONS OF WARRANTHOLDERS

1.	CALLING OF MEETINGS

The Issuer may at any time, and shall upon a written request signed by Warrantholders holding Warrants conferring not less than ten percent (10%) of the Aggregate Subscription Rights then outstanding, convene a meeting of Warrantholders in default of which those Warrantholders may convene the meeting themselves provided that the costs of any meeting convened on the written request of a Warrantholder shall be borne by the Warrantholders. Each meeting shall be held at such reasonably convenient and appropriate place as the Directors may approve.

2.	NOTICE OF MEETINGS

At least twenty-one (21) days' notice of a meeting of Warrantholders shall be given to Warrantholders. Any meeting of Warrantholders may be called by shorter notice if it is so agreed by Warrantholders holding Warrants conferring not less than sixty-six point sixty-seven (66.67%) of the Aggregate Subscription Rights then outstanding. The notice shall specify the date, time and place of the meeting and the terms of the resolutions to be proposed. The accidental omission to give notice to, or the non-receipt of any a notice by, any of the Warrantholders does not invalidate the proceedings at the meeting.

3.	CHAIRMAN

A person (who is a Warrantholder or its duly authorized representative) nominated in writing by the Issuer may take the chair at any meeting but if no nomination is made, or if at any meeting the person nominated is not present within fifteen (15) minutes after the time appointed for the holding of the meeting, the Warrantholders present may choose one (1) of their number to be chairman.

4.	QUORUM AT MEETINGS

At any meeting, two (2) or more persons holding Warrants and/or being proxies and being or representing in total registered Warrantholders holding not less than ten percent (10%) of the Aggregate Subscription Rights then outstanding is a quorum for the transaction of business. No business other than the choosing of a chairman may be transacted at any meeting unless a quorum is present at the beginning of business. If Warrants have only been issued to one (1) person at any time, whilst that person remains the sole Warrantholder, a quorum at any meeting of Warrantholders is, for all purposes, that Warrantholder or any proxy for that Warrantholder.

5.	ABSENCE OF QUORUM

If, within half an hour after the time appointed for any meeting a quorum is not present, the meeting shall, if convened upon the requisition of Warrantholders, be dissolved. In any other case it stands adjourned for such period, being not less than fourteen (14) days nor more than twenty-eight (28) days, and to such time and place, as may be appointed by the chairman.

6.	ADJOURNMENT OF MEETINGS

The chairman may with the consent of (and shall if directed by) any meeting adjourn the meeting from time to time and from place to place but no business may be transacted at an adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

7.	NOTICE OF ADJOURNMENT OF MEETINGS

At least five (5) days' notice of any meeting adjourned (for whatever reason) shall be given to Warrantholders in the same manner as of an original meeting, and that notice shall state the quorum required at the adjourned meeting.

8.	RESOLUTION ON SHOW OF HANDS

Every question submitted to a meeting shall be decided in the first instance by a show of hands. In case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which the chairman may be entitled as a Warrantholder or as a proxy.

9.	DEMAND FOR POLL

At any meeting, unless a poll is demanded by the chairman or by one (1) or more Warrantholders (or by their proxies) being or representing Warrantholders having not less then ten percent (10%) of the Aggregate Subscription Rights then outstanding (before or on the declaration of the result of a show of hands), a declaration by the chairman of the result of the show of hands is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against that resolution.

10.	MANNER OF TAKING POLL

If at any meeting a poll is demanded, it shall be taken in such manner and, at such time as the chairman directs, and the result of the poll is deemed to be the resolution of the meeting at which the poll was demanded. Except where the relevant poll is demanded for the election of a chairman or on any question of adjournment (where such poll shall be taken at once) the poll may be taken at any adjourned meeting. If the poll is to be taken at an adjourned meeting, the demand for a poll does not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

11.	PERSONS ENTITLED TO ATTEND, SPEAK AND VOTE

The Issuer (through its representatives) and its legal and financial advisers are entitled to attend and speak at any meeting of Warrantholders. No other person may attend or vote at any meeting of Warrantholders or to join with others in requesting the convening of such a meeting unless he is a Warrantholder or the duly appointed corporate representative of a corporate Warrantholder. None of the Issuer, any of its Subsidiaries or Shareholders may vote in respect of Warrants held by it or on its behalf nor shall holding any such Warrants count towards a quorum.

12.	AGREEMENT APPOINTING A PROXY

Each instrument appointing a proxy must be in writing signed by a duly authorised officer of the Warrantholder. The instrument of proxy shall, unless the contrary is stated in it, be valid for the meeting to which it relates and need not be witnessed. A person appointed to act as a proxy need not be a Warrantholder.

13.	DEPOSIT OF INSTRUMENT APPOINTING A PROXY

The instrument appointing a proxy and the power of attorney or other authority (if any) under which is it signed or a notarially certified or office copy of the power or authority shall be deposited at such place or places as the Issuer (or the Warrantholders in default of the Issuer convening the meeting) may in the notice of meeting direct (or if no such place is specified then at the Issuer's registered office) not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting or the taking of a poll at which the person named in that instrument proposes to vote. The instrument of proxy is invalid if not deposited in accordance with this paragraph. A vote given in accordance with the terms of an instrument appointing a proxy is valid notwithstanding the previous revocation of the instrument of proxy or of the authority under which the instrument of proxy is given or transfer of the Warrants in respect of which it is given unless previous notice in writing of that revocation or transfer has been received at the Issuer's registered office no later than the Business Day prior to the relevant meeting. No instrument appointing a proxy is valid after the expiration of twelve (12) months from the date stated in it as the date of its execution.

14.	VOTES

Subject as provided in paragraph 11 of this Schedule, at any meeting:

(a)	on a show of hands each Warrantholder who is present in person (or in the case of a corporation by a duly authorised representative) and each person who is a proxy has one (1) vote; and

(b)
on a poll each Warrantholder who is present in person or by proxy as aforesaid has a number of votes equal to the proportion (expressed as a percentage figure rounded up or, as appropriate, down to the nearest one tenth (1/10) of one percent (1%)) of the outstanding Aggregate Subscription Rights represented by Warrants held by him. Any person entitled to more than one (1) vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15.	POWERS OF MEETINGS OF WARRANTHOLDERS

A meeting of Warrantholders in addition to all other powers conferred by law (but without prejudice to any powers conferred on other persons by this Instrument) has the following powers exercisable by Extraordinary Resolution, namely, power to:

(a)	sanction any compromise or arrangement proposed to be made between the Issuer and the Warrantholders or any of them;

(b)
sanction any proposal by the Issuer for the modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Warrantholders against the Issuer whether those rights arise under this Instrument or otherwise;

(c)
sanction any proposal by the Issuer for the exchange, substitution or the conversion of the Warrants into, shares, stock, bonds, debentures, debenture stock or other obligations or securities of the Issuer, or any other body corporate formed or to be formed;

(d)	assent to any modification of the provisions contained in this Instrument which shall be proposed by the Issuer;

(e)	authorise any person to concur in and execute and do all such document, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution;

(f)	discharge or exonerate any person from any liability in respect of any act or omission for which the person may have become responsible under this Instrument;

(g)	give any authority, direction or sanction which under the provisions of this Instrument is required to be given by Extraordinary Resolution; and

(h)
appoint any person (whether Warrantholders or not) as a committee or committees to represent the interest of the Warrantholders and to confer upon the committee any powers or discretions which the Warrantholders could themselves exercise by Extraordinary Resolution.

16.	EXTRAORDINARY RESOLUTION BINDING ON ALL WARRANTHOLDERS

An Extraordinary Resolution is binding on all the Warrantholders, whether or not present at the meeting, and each of the Warrantholders is bound to give effect to the Extraordinary Resolution. The passing of an Extraordinary Resolution is conclusive evidence that the circumstances of that resolution justified the passing thereof.

17.	DEFINITION OF EXTRAORDINARY RESOLUTION

“Extraordinary Resolution” means a resolution passed at a meeting of the Warrantholders duly convened and held and carried by a majority consisting of not less then sixty-six point sixty-seven percent (66.67%) of the votes cast on a show of hands or, if a poll is duly demanded, by a majority consisting of not less than sixty-six point sixty-seven percent (66.67%) of the votes cast on a poll or an instrument approved as set out in paragraph 19 of this Schedule.

18.	MINUTES OF MEETINGS

Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in books to be provided for that purpose by the Issuer. Minutes signed by the chairman of the meeting at which the resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of the Warrantholders, constitutes conclusive evidence of the matters contained in those minutes. Until the contrary is proved, every meeting in respect of the proceedings of which minutes have been made and signed in this way is deemed to have been duly convened and held and all resolutions passed or proceedings transacted after that to have been duly passed and transacted.

19.	WRITTEN RESOLUTION

Anything which, under the terms of this Instrument, may be done by resolution passed at a meeting of the Warrantholders (including specifically, but without limitation, the passing of an Extraordinary Resolution) may be done, without a meeting and without any previous notice being required, by resolution in writing signed by or on behalf of Warrantholders holding not less then sixty-six point sixty-seven percent (66.67%) of the Aggregate Subscription Rights then outstanding. The signatures to such a resolution need not be on a single document if each is on a document which accurately states the terms of the resolution.